Exhibit 15.4

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference in Registration Statement No. 333-261517 on Form F-4 of PropertyGuru Group Limited of our report dated September 17, 2021, relating to the combined financial statements of the Panama Group as of and for the years ended December 31, 2020 and 2019 appearing in this Shell Company Report on Form 20-F of PropertyGuru Group Limited.

/s/ Ernst & Young PLT

Kuala Lumpur, Malaysia

March 23, 2022